[*] indicates that a confidential portion of the text of this agreement has been omitted

                                    AGREEMENT

     THIS AGREEMENT (this "Agreement") dated as of December 8, 1999 (the "Effective Date"), is entered into between The Immune Response Corporation, a Delaware corporation ("IRC"), having a place of business located at 5935 Darwin Court, Carlsbad, California 92008, and XOMA (US) LLC, a Delaware limited liability company ("XOMA"), having a place of business at 2910 Seventh Street, Berkeley, California 94710, with reference to the following facts:

     A. In connection with an acquisition of technology by IRC, an assignment agreement known as the Technology Acquisition Agreement between Connetics Corporation ("Connetics") and XOMA and effective as of June 3, 1994 (the "Original Agreement") must be amended.

     B. In consideration for XOMA's willingness to amend the Original Agreement, which amendment shall be effective as of December 8, 1999, IRC will transfer to XOMA shares of IRC stock and will pay to XOMA the amounts set forth herein, all on the terms and conditions herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein, the parties agree as follows:

1.       DEFINITIONS.

     For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

     1.1 "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, greater than fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

     1.2 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     1.3 "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     1.4 The terms "register," "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     1.5 "Registration Expenses" shall mean all expenses incurred in effecting the registration of the Shares pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for IRC, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

     1.6 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     1.7 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Shares and fees and disbursements of counsel for XOMA.

     1.8 "Shares" shall mean those Shares of IRC Common Stock issued to XOMA pursuant to Section 3.1.2 of this Agreement.

     1.9 "Third Party" shall mean any Person other than IRC, XOMA and their respective Affiliates.

     1.10 "Vandenbark" shall mean Dr. Arthur A. Vandenbark.

     2. REPRESENTATIONS AND WARRANTIES.

     2.1 Mutual Representations. Each party represents and warrants to the other party as follows:

     2.1.1 Legal Existence. Such party is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state in which it is incorporated or formed, as the case may be.

     2.1.2 Authorization and Enforcement of Obligations. Such party (a) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This

Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

     2.1.3 No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

     2.1.4 No Conflict. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

     2.2 XOMA Representations. XOMA represents and warrants to IRC as follows:

     2.2.1 Accredited Investor. XOMA is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     2.2.2 Investment Intent. XOMA is acquiring the Shares pursuant to Section 3.1.2(a) below for investment for its own account only and not with a view to the resale or "distribution" thereof in violation of the Securities Act. XOMA understands that such Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of XOMA's investment intent as expressed herein.

     2.2.3 Investment Experience. XOMA has been furnished with all requested materials relating to IRC's business affairs and financial condition and has been afforded the opportunity to ask questions of IRC and received satisfactory answers to any such inquiries. XOMA has such business and financial experience as is required to give it the capacity to evaluate the merits and risks of the acquisition of such Shares.

     2.2.4 Compliance with Securities Laws and Regulations. All subsequent offers and sales of such Shares shall be made pursuant to registration under the Securities Act and qualification under the applicable state securities laws or pursuant to exemptions from registration and qualification.

     2.3 IRC Representations. IRC represents and warrants to XOMA as follows:

     2.3.1 Valid Issuance of Shares. The Shares which are being issued to XOMA hereunder, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free and clear of all security interests, liens or other encumbrances, voting or other restrictions and preemptive or similar rights and, based in part upon the representations of XOMA in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock of IRC is qualified for trading on the Nasdaq Stock Market, and IRC and such Common Stock meet the criteria for continuing qualification for such trading.

     2.3.2 Governmental Consents. The execution, delivery and performance by IRC of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official other than (a) post-sale filings pursuant to applicable state and federal securities laws, which IRC undertakes to file within the applicable time periods and (b) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a material adverse effect.

     2.3.3 SEC Filings; Financial Statements.

     (a) IRC has delivered to XOMA (i) its annual report on Form 10-K for its fiscal year ended December 31, 1998, (ii) its proxy or information statement relating to the annual meeting of the stockholders of the Company held on May 25, 1999, and (iii) all of its other reports, statements, schedules and registration statements filed with the Commission since December 31, 1998. IRC has filed on a timely basis all such reports, statements, schedules and registration statements required to be filed with the Commission.

     (b) As of its filing date, each such report or statement filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) The audited consolidated financial statements and unaudited consolidated interim financial statements of IRC included in the annual and other reports referred to in Section 2.3.3(a) fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the consolidated financial position of IRC and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

     3. CONSIDERATION.

     3.1 Payments by IRC.

     3.1.1 Technology Access.

     (a) Upon the Effective Date, IRC shall pay to XOMA [*] in cash.

     (b) On or before [*] in cash.

     (c) If prior to July 31, 2000, IRC (i) sells or assigns to a Third Party the Assigned Technology or grants to a Third Party a license under the Assigned Technology, and (ii) receives cash consideration for such sale, assignment or license, then within ten (10) business days after the receipt by IRC of such cash consideration, IRC shall pay to XOMA an amount [*]. All amounts paid to XOMA under this Section 3.1.1(c) shall be credited against the payments owing under Section 3.1.1(b) above in the inverse order in which they are due.

     3.1.2 The Shares.

     (a) On the Effective Date, IRC shall issue to XOMA the number of shares of Common Stock of IRC (rounded to the nearest whole number) which shall have an aggregate value of [*], at a price per share equal to the average daily closing price of the Common Stock of IRC as quoted on the Nasdaq Stock Market on each of the twenty (20) trading days ending three (3) trading days prior to the Effective Date.

     (b) The certificate or certificates for the Shares shall be subject to a legend restricting transfer under the Securities Act of 1993 and referring to restrictions on transfer of such certificate(s), which legend shall be substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, OFFERING OR DISTRIBUTION THEREOF. NO SUCH SALE, OFFERING OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (B) AN OPINION OF COUNSEL FOR XOMA THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) FULL COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE SECURITIES ACT.

Any legend endorsed on a certificate pursuant to this section shall be removed
(i) if such shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, (ii) if such shares may be transferred in compliance with subsection 3.1.2(c) below, and (iii) following registration of the Shares, upon XOMA's request.

     (c) XOMA shall not directly or indirectly sell, assign, transfer or otherwise dispose of the Shares or any interest therein (or enter into any agreement to do any of the foregoing) until such time as (i) the Shares have been registered and qualified under applicable federal and state securities laws, or (ii) XOMA may sell, assign, transfer or otherwise dispose of the Shares pursuant to an exemption from applicable federal and state securities laws. Thereafter, XOMA shall not directly or indirectly sell, assign, transfer or otherwise dispose of in the aggregate more than one-third (1/3) of the aggregate number of the Shares issued to XOMA under Section 3.1.2(a) above (or enter into any agreement to do any of the foregoing) in any period of thirty (30) consecutive days.

     (d) Late Payments. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the prime rate as published in the United States Western Edition of The Wall Street Journal (or its successor in interest) under the heading "Money Rates" plus two percent (2%), or the maximum rate permitted by law, calculated on the number of days such payment is delinquent.

     4. ACCOUNTING.

     4.1 Records. IRC shall keep for four (4) years from the date of each payment of amounts due pursuant to Section 4.1 of the Assignment Agreement between IRC and Connetics, complete and accurate records of sales and all other information necessary to calculate Net Sales of each Product (as such terms are defined in the Assignment Agreement) in sufficient detail to allow the accrued royalties to be determined accurately. XOMA shall have the right to cause an independent, certified public accounting firm of nationally recognized standing (who may be XOMA's regularly retained independent accountants and who have executed a confidentiality agreement with IRC reasonably acceptable to IRC) to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of Net Sales and payments for the preceding four years. Such audits may be exercised during normal business hours once a year upon 30 days' advance written notice to IRC. The accounting firm shall disclose to XOMA only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared. XOMA shall bear the full cost of such audit unless such audit discloses a variance of more than 5% from the amount of the payments due under Section 4.1 of the Assignment Agreement, in which event, IRC shall bear the full cost of such audit and shall pay to XOMA the amount payable. XOMA shall not disclose confidential information concerning payments and reports, and all information learned in the course of any audit or inspection unless such information is or becomes publicly known or available other than through breach of this Agreement, except to the extent necessary for XOMA to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law.

     5. REGISTRATION OF THE SHARES.

     5.1 Registration. Within thirty (30) days after the Effective Date, IRC shall file a registration statement for the resale of the Shares on Form S-3 pursuant to the Securities Act and as would permit or facilitate the sale and distribution of the Shares. IRC shall use its commercially reasonable efforts to effect such registration as soon as practicable thereafter. Additionally, IRC shall file appropriate post-effective amendments to such registration statement and appropriate qualifications under applicable blue sky or other state securities laws. IRC shall furnish XOMA with copies of all correspondence to and from the Commission from the date of filing, in connection with such registration, such copies to be forwarded no later than five (5) business days after receipt by IRC or mailing by IRC or its agents, as the case may be.

     5.1.1 IRC shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 5.1 in any particular jurisdiction in which IRC would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless IRC is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     5.1.2 The registration statement filed pursuant to this Section 5.1 shall not include other securities of IRC with respect to which registration rights have been granted (except those issued to Connetics pursuant to the Assignment Agreement dated as of the date hereof, between IRC and Connetics), nor securities of IRC being sold for the account of IRC, unless XOMA consents to such inclusion, which consent shall not be unreasonably withheld or delayed.

     5.2 Expenses. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 5.1 above shall be borne by IRC. All Selling Expenses shall be borne by XOMA.

     5.3 Registration Procedures. IRC will provide XOMA with a draft of the registration statement and give due consideration to their comments three (3) days prior to the filing. IRC will keep XOMA advised in writing as to the initiation of the registration of the Shares and as to the completion thereof. At its expense, IRC will use its commercially reasonable efforts to:

     5.3.1 Keep such registration effective for a period of one (1) year from the Effective Date or until XOMA has completed the distribution described in the registration statement relating thereto, whichever first occurs;

     5.3.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     5.3.3 Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as XOMA from time to time may reasonably request;

     5.3.4 Notify XOMA of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of XOMA, prepare and furnish to XOMA a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; and

     5.3.5 Cause the Shares to be listed or qualified on each securities exchange or inter-dealer quotation system on which similar securities issued by IRC are then listed and thereafter maintain such listing or quotation.

     5.4 Indemnification.

     5.4.1 IRC shall indemnify XOMA, its directors, officers, employees, legal counsel and accountants and each Person controlling XOMA within the meaning of
Section 15 of the Securities Act, against all losses, liabilities, damages and expenses incurred as a result of any claim, demand, action or proceeding by any Third Party arising out of or based on any untrue statement (or alleged untrue statement) made by or on behalf of IRC of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by IRC of the Securities Act or any rule or regulation thereunder applicable to IRC and will reimburse each such XOMA, its officers, directors, employees, legal counsel and accountants and each Person controlling XOMA within the meaning of
Section 15 of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending or settling any such claim, demand, action or other proceeding; provided, however, that IRC will not be liable in any such case to the extent that any such loss, liability, damage or expense arises out of or is based on any untrue statement or omission based upon written information furnished to IRC by XOMA and stated to be specifically for use therein; provided, further, that the obligations of IRC hereunder shall not apply to amounts paid in settlement of any such claims, demands, actions or other proceedings if such settlement is effected without the consent of IRC (which consent shall not be unreasonably withheld or delayed).

     5.4.2 XOMA shall indemnify IRC, its directors, officers, employees, legal counsel and accountants and each Person controlling IRC within the meaning of
Section 15 of the Securities Act, against all losses, liabilities, damages and expenses incurred as a result of any claim, demand, action or proceeding by any Third Party arising out of or based on any untrue statement (or alleged untrue statement) made by or on behalf of XOMA of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by XOMA of the Securities Act or any rule or regulation thereunder applicable to XOMA, and will reimburse IRC, its directors, officers, employees, legal counsel and accountants and each Person controlling IRC within the meaning of Section 15 of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending or settling any such claim, demand, action or other proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to IRC by XOMA and stated to be specifically for use therein; provided, however, that the obligations of XOMA hereunder shall not apply to amounts paid in settlement of any such claims, demands, actions or other proceedings if such settlement is effected without the consent of XOMA (which consent shall not be unreasonably withheld or delayed).

     5.4.3 The indemnified party shall promptly notify the other party hereto of any claim, demand, action or proceeding for which it intends to claim such indemnification, and the indemnifying party shall have the right to participate in, and, to the extent it so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that the indemnified party shall have the right to retain its own counsel if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceedings, the reasonable costs of such independent counsel to be borne by the indemnifying party. The failure to deliver notice to the indemnifying party within a reasonable time after notice of any such claim or demand, or commencement of any such action or proceeding, if materially prejudicial to its ability to defend, shall relieve the indemnifying party of any liability to the indemnified party under this
Article 5, but the omission so to deliver notice to the indemnifying party will not relieve it of any liability that it may have to the indemnified party otherwise than under this Article 5. The indemnified party under this Article 5 and its agents, shall cooperate fully with the indemnifying party and its legal representatives in the investigation and defense of any claim, demand, action or proceeding covered by this indemnification.

     5.5 Information by XOMA. XOMA shall furnish to IRC such information regarding XOMA and the distribution of the Shares as IRC may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article 5.

     6. MISCELLANEOUS.

     6.1 Termination of Payment Obligations.

     6.1.1 During the term of this Agreement, neither XOMA nor any of its Affiliates shall take any action or initiate any proceeding to prevent the issuance of, invalidate, revoke or otherwise render unenforceable any of the Patent Rights (as defined in the Assignment Agreement dated as of December 8, 1999, between IRC and Connetics). Within ninety (90) days after the date hereof, XOMA and its Affiliates shall terminate, dismiss and withdraw all such actions and proceedings which were taken or initiated by it or any of its Affiliates on or before the date hereof.

     6.1.2 Without limiting the rights and remedies of IRC at law, in equity or otherwise, if XOMA or any of its Affiliates (a) takes during the term of this Agreement any action or initiates any proceeding to prevent the issuance of, invalidate, revoke or otherwise render unenforceable any of the Patent Rights (as defined in the Assignment Agreement dated as of December 8, 1999, between IRC and Connetics), or (b) fails within ninety (90) days after the date hereof to terminate, dismiss and withdraw any such action or proceeding which was taken or initiated by it or any of its Affiliates on or before the date hereof, then, if IRC is not itself in material breach of the Original Agreement or this Agreement, within ten (10) days after written notice from IRC, (x) XOMA shall refund to IRC all amounts paid by IRC to XOMA under this Agreement; (y) XOMA shall sell, assign and transfer to IRC (at no cost to IRC) the number of shares of Common Stock of IRC issued to XOMA under Section 3.1.2 of this Agreement (or if XOMA no longer owns the IRC shares, XOMA shall pay to IRC an amount equal to the full amount of consideration received for the sale of such shares); and (z) IRC shall have no further obligation to pay any amounts to XOMA under the Original Agreement or this Agreement.

     6.1.3 Without limiting the rights and remedies of IRC at law, in equity or otherwise, if Connetics, Vandenbark or any of their respective Affiliates (a) takes during the term of this Agreement any action or initiates any proceeding to prevent the issuance of, invalidate, revoke or otherwise render unenforceable any of the Patent Rights (as defined in the Assignment Agreement dated as of December 8, 1999, between IRC and Connetics), or (b) fails within ninety (90) days after the date hereof to terminate, dismiss and withdraw any such action or proceeding which was taken or initiated by it or any of its Affiliates on or before the date hereof, then, if IRC is not itself in material breach of the Original Agreement or this

Agreement, IRC shall have no further obligation to pay any amounts to XOMA under
Section 3.1.1 of this Agreement.

     6.2 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

         If to IRC:                         The Immune Response Corporation
                                            5935 Darwin Court
                                            Carlsbad, California 92008
                                            Attention:  President
                                            Fax: (760) 431-8636

         If to XOMA:                        XOMA (US) LLC
                                            2910 Seventh Street
                                            Berkeley, California 94710
                                            Attention: Legal Department

     6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.

     6.4 Attorneys' Fees. In the event that the parties incur attorneys' fees as a result of an action arising from IRC's failure to pay the amounts due hereunder, the prevailing party shall be entitled to attorneys' fees.

     6.5 Assignment. Neither IRC nor XOMA shall assign its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that party may, without such consent, assign this Agreement and its rights and obligations hereunder (a) to its Affiliates, or (b) in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     6.6 Amendments. No change, modification, extension or termination of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

     6.7 Entire Agreement. This Agreement embodies the entire understanding between the parties and supersedes any prior representations, understanding and agreements between them regarding the subject matter hereof. There are no representations, agreements or understandings, oral or written, between the parties regarding the subject matter of this Agreement which are not fully expressed herein.

     6.8 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

     6.9 Headings. The headings and captions used in this Agreement are for convenience of reference only, and shall not in any way affect the interpretation of the provisions of this Agreement.

     6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                         THE IMMUNE RESPONSE CORPORATION


                         By
                              ----------------------------------------
                              Dennis J Carlo, Ph.D.
                              President and Chief Executive Officer


                          XOMA (US) LLC


                          By
                              -----------------------------------------
                               Title